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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We also consent to the incorporation by reference in the (i) Registration Statement (Form S-8 No. 33-95536) pertaining to the 1994 Stock Option Plan, 1995 Stock Plan, 1995 Employee Stock Purchase Plan and 1995 Director Option Plan of Netscape Communications Corporation, (ii) Registration Statement (Form S-8 No. 33-99198) pertaining to the 1993 Incentive Stock Option Plan of Collabra Software, Inc., (iii) Registration Statement (Form S-8 No. 333-4222) pertaining to the 1993 Stock Option Plan of InSoft, Inc., (iv) Registration Statement (Form S-8 No. 333-4478) pertaining to the 1996 Stock Plan of Netcode Corporation, (v) Registration Statement (Form S-8 No. 333- 29931) pertaining to the 1995 Stock Option/Issuance Plan of DigitalStyle Corporation and the 1996 Stock Option Plan of Portola Communications, Inc., (vi) Registration Statement (Form S-8 No. 333-38469) pertaining to the 1995 Stock Plan of Netscape Communications Corporation, (vii) Registration Statement (Form S-8 No. 333-44135) pertaining to the 1995 Stock Option Plan of KIVA Software Corporation and the 1995 Stock Plan of Netscape Communications Corporation, (viii) Registration Statement (Form S-3 No. 333-29933) and related Prospectus pertaining to the registration of the common stock issued in connection with the business combination of DigitalStyle Corporation and Portola Communications, Inc., (ix) Registration Statement (Form S-3 No. 333-42401) and related Prospectus pertaining to the registration of the common stock issued in connection with the purchase of membership interests in Actra Business Systems, LLC, and (x) Registration Statement (Form S-3 No. 333-44129) and related Prospectus pertaining to the registration of the common stock issued in connection with the business combination of KIVA Software Corporation, of our report dated January 23, 1998 except for Note 14 as to which the date is March 25, 1998, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the consolidated financial statement schedule included in this Annual Report (Form 10-K) of Netscape Communications Corporation for 1997.

                                          /s/ ERNST & YOUNG LLP
                                          ERNST & YOUNG LLP

Palo Alto, California
March 27, 1998